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                                                                   Exhibit 10.22

              AMENDMENT TO DEVELOPMENT AND DISTRIBUTION AGREEMENT
              ---------------------------------------------------

     Hamilton Thorne Research Associates ( hereinafter "HTR") and Cell Robotics, Inc., (hereinafter "CRII") hereby amend that certain Development and Distribution Agreement (hereinafter "the Agreement") entered into by and between the parties on September 10, 1999 as follows:

     1. Section 3.10 of the Agreement shall be amended by inserting the phrase "For each IVF Workstation and Zona Laser Treatment System manufactured by CRII," at the beginning of the paragraph.

     2. Section 3 of the Agreement shall be amended by the insertion of the following:

               3.12 The parties acknowledge that retroactive to February 5, 2000, CRII is under no further obligation to manufacture any additional IVF Workstation and Zona Laser Treatment Systems for HTR and/or maintain inventory for the future manufacture of IVF Workstation and Zona Laser Treatment Systems and that HTR is under no further obligation to purchase IVF Workstation and Zona Laser Treatment Systems from CRII and/or to provide order forecasts.

     3. Section 4 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

     4.   Purchase of Technology

               4.1   Consideration.  In consideration for the transfer of all of
                     -------------
     CRII's right, title, and interest in the IVF Technology as defined in
     Section 1.1, above, HTR agrees to pay to Cell Robotics the following consideration: (i) on or before September 10, 2000, the sum of one hundred thousand dollars ($100,000); and (ii) twelve percent (12%) of all net revenues received by HTR for each product sold which is part of the IVF Technology, including, but not limited to, the IVF Workstation, the Zona Laser Treatment System, or any future configurations of such products (the "Royalty Payments"). For purposes of this Agreement, "net revenues" are defined as gross sales price less commissions to unrelated parties, sales taxes, VAT or other import taxes, and customs, insurance and/or freight charges.

               4.2   Timing of Royalty Payments.  Royalty Payments shall be paid
                     --------------------------
     quarterly on or before the last day of the month following the end of a royalty quarter. Royalty Payments shall be deemed earned upon receipt of customer payments by HTR.

               4.3   Report of Royalty Payments.  HTR shall furnish to Cell
                     --------------------------
     Robotics with the Royalty Payments a statement specifying total sales for the IVF Technology for which Royalty Payments have been earned during the quarter and the corresponding Royalty Payments paid. HTR will at all times keep and maintain complete and accurate books of accounting containing records of the sales, billing and accounts receivable data in sufficient detail to enable the Royalty Payments payable to be computed and verified. HTR will permit Cell Robotics or its representatives to inspect such records upon reasonable notice to HTR.

               4.4   Purchase of Laser Treatment of Zona Pellucida Equipment.
                     -------------------------------------------------------
     The parties acknowledge that HTR has taken delivery of the equipment, products, drawings, specifications and assembly instructions set forth on Annex 1 to this Agreement. HTR agrees that it shall purchase from Cell Robotics the equipment and products set forth on Annex 1 at a price that has been agreed upon by the parties. Such payment shall be made by HTR to Cell Robotics within thirty (30) days of receipt of Cell
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     Robotics' invoice for same.

     4. Section 5.4 of the Agreement shall be amended by inserting "manufactured by CRII" after the word "products" in the first line.

     5. Section 7.1(b) shall be amended by adding the phrase "of any IVF Workstation and Zona Laser Treatment System manufactured by CRII" at the end of the sentence.

     6. Section 7.2(d) shall be amended by deleting the phrase "if and only if HTR exercises its rights under Section 4.1 and the above equipment was manufactured by HTR" and inserting in its place the phrase "design, or material of any IVF Workstation and Zona Laser Treatment System manufactured by HTR"

     7.   The following shall be inserted as Section 12:

     12.  Patent Application
          ------------------

          Cell Robotics filed with the Patent and Trademark Office a patent application relating to the IVF Workstation and the Zona Laser Treatment System (the "Patent Application") which application has been rejected. The Patent Application was entitled "a method and apparatus for providing a uniform distribution of laser energy to a microscopic target" with application number of 09/098,902. Cell Robotics will assign its rights to the Patent Application to HTR. If HTR prosecutes the Patent Application it shall be responsible for all costs and expenses associated therewith on and after the date of this amendment. HTR shall, at its sole discretion, have the right to amend and/or re-file the rejected Patent Application and file a new application. As part of the transfer and assignment of the Patent Application from Cell Robotics to HTR, HTR shall grant to Cell Robotics a royalty-free, world-wide, non-exclusive license to use and practice the Patent for any and all uses other than laser treatment of Zona Pellucida. This license shall not include the right to sublicense. Any amendment and/or withdrawal and subsequent new filing of the Patent Application shall have no impact on the rights and responsibilities of the parties as set forth herein.

     8. Section 3.7 of the Agreement shall be deleted as of the date of this amendment and the following shall be inserted in its place:

               3.7  FDA Sponsorship and Technical Support. Cell Robotics will
                    -------------------------------------
     transfer sponsorship of the FDA clinical trials to HTR. HTR shall pay for all costs related to the FDA clinical trials and the submission of the PMA, including any resulting FDA inspections incurred on or after the date of this Amendment. Cell Robotics will make available to HTR its regulatory, technical and engineering staffs at 1.7 times their hourly wage plus their fringe benefits. HTR shall pay for travel and other related expenses for regulatory submittals, in-house training and trade show and customer support.

     9.   The following shall be inserted as Section 13:

     13.  Recall
          ------

     In the event of a recall of IVF Workstation and Zona Laser Treatment Systems the costs of the recall including the costs necessary to repair and/or replace the IVF Workstation and Zona Laser Treatment Systems shall be borne by the party that manufactured the IVF Workstation and Zona Laser Treatment System recalled.

     10.  The following shall be inserted following the first paragraph of
Section 5.2:

          CRII's continuing obligations under this Section shall cease upon
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the payment of the consideration set forth in Section 4.1.

     With the exception of the licenses set forth in Exhibit B, CRII is, as of this date, the owner of all the rights, title, and interest in all aspects of the IVF Technology.

     With respect to the licenses set forth in Exhibit B, CRII states that it is not in default under the terms of any of the licenses and that the transfer of the IVF Technology contemplated under this Agreement is permitted and that no additional consents are needed.


     In all other respects the Agreement shall remain in full force and effect.

     Signed and sealed this 18th day of May, 2000.



                                 Cell Robotics International, Inc.



                                 By: /s/ Ronald K. Lohrding
                                     -----------------------------------
                                     Ronald K. Lohrding, Ph.D. President


                                     Hamilton Thorne Research



                                 By: /s/ Meg D. Hamilton
                                     -----------------------------------
                                     Meg D. Hamilton, President